UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): May 29, 2018
PRIMO WATER CORPORATION (Exact name of registrant as specified in its charter)

Delaware	001-34850	82-1161432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Cherry Street Suite 501 Winston-Salem, NC 27101
(Address of Principal Executive Offices)(Zip Code) Registrant’s telephone number, including area code: 336-331-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01           Other Events.

On May 29, 2018, Primo Water Operations, Inc. (“Primo Water Operations”), a wholly-owned subsidiary of Primo Water Corporation (the “Company”), called for redemption of all of its 9-1/16% Junior Subordinated Deferrable Interest Debentures due 2028 (the “Debentures”) held by Glacier Water Trust I, a Delaware statutory trust and indirect, wholly-owned subsidiary of the Company (“Glacier Trust”), in accordance with the terms of the Debentures and the Junior Subordinated Indenture dated as of January 27, 1998, as amended (the “Indenture”) between Primo Water Operations (as successor in interest to Glacier Water Services, Inc.) and Wilmington Trust Company, as trustee (the “Trustee” and such transaction, the “Debenture Redemption”).

The redemption notice provided by Primo Water Operations to the Trustee in connection with the Debenture Redemption is revocable by Primo Water Operations at any time prior to the consummation of the Debenture Redemption.  Assuming the Debenture Redemption notice is not revoked by Primo Water Operations, the Debentures will be redeemed on June 29, 2018 at a redemption price equal to 100% of the principal amount thereof, which is $87,628,850, plus accrued and unpaid interest thereon of $308,831 (or $3.5243 per each $1,000 aggregate principal amount of Debentures redeemed).

Additionally, on May 29, 2018, Primo Water Operations instructed Wilmington Trust Company, as property trustee (the “Property Trustee”) under the Amended and Restated Trust Agreement of Glacier Trust, dated as of January 27, 1998 (as amended, the “Trust Agreement”), by and among Primo Water Operations (as successor in interest to Glacier Water Services, Inc.), Wilmington Trust Company as property trustee and Delaware trustee, and the administrative trustees named therein, to issue a revocable notice of redemption (the “Glacier Trust Redemption Notice”) of all outstanding capital securities of Glacier Trust (the “Trust Securities” and such transaction the “Trust Securities Redemption”).  The Glacier Trust Redemption Notice is revocable by Primo Water Operations at any time prior to the consummation of the Trust Securities Redemption.

Assuming the Glacier Trust Redemption Notice is not revoked by Primo Water Operations, and contingent upon and immediately following the consummation of the Debenture Redemption, the Company will cause the Trustee to apply all of the proceeds of the Debenture Redemption to the redemption of all outstanding Trust Securities, including the preferred Trust Securities, CUSIP No. 376398202, which have a liquidation amount of $25 per preferred Trust Security, for an aggregate redemption price of $87,937,681, consisting of $87,628,850 in aggregate liquidation amount and $308,831 in aggregate accumulated but unpaid distributions.

The Company is financing the proposed Debenture Redemption and subsequent Trust Securities Redemption through a combination of resources, including cash on hand raised in the Company’s recent follow-on offering of its common stock.

The Debenture Redemption is being made only by means of a notice of redemption by the Trustee to the holders of the Debentures in accordance with the terms of the Indenture.  Additionally, the Trust Securities Redemption is being made only by means of a notice of redemption by the Property Trustee to the holders of the Trust Securities in accordance with the terms of the Trust Agreement.  This Current Report on Form 8-K does not constitute a notice of redemption or purport to satisfy any other requirement for redemption of either the Debentures or the Trust Securities.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMO WATER CORPORATION

Date: June 4, 2018	By:	/s/ David J. Mills
Name: David J. Mills
Title: Chief Financial Officer